                                                                    EXHIBIT 99.1


                   CONTACT: Investor Relations (214) 792-4415

                SOUTHWEST AIRLINES REPORTS FIRST QUARTER EARNINGS
                          REVENUES EXCEED $2.0 BILLION


         DALLAS, TEXAS -- April 20, 2006 -- Southwest Airlines (NYSE:LUV) today reported first quarter 2006 net income of $61 million, or $.07 per diluted share, compared to $59 million for first quarter 2005, or $.07 per diluted share, as adjusted (see below).

         The Company's first quarter 2006 and 2005 net income includes unrealized gains/losses associated with Statement of Financial Accounting Standard (SFAS) 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. Excluding these unrealized SFAS 133 gains/losses (see Supplemental Schedule II), net income for first quarter 2006 increased 49 percent to $64 million, or $.08 per diluted share, compared to $43 million, or $.05 per diluted share for first quarter 2005, as adjusted. These results exceeded First Call's mean estimate of $.07 per diluted share for first quarter 2006.

         Prior year results have been adjusted to retroactively apply the adoption of SFAS 123R, "Share-Based Payment", which requires all stock-based compensation to be expensed and accounted for using a fair value based method. The adoption of SFAS 123R resulted in stock-based compensation expense of $22 million (before income taxes and profitsharing), or $.01 per diluted share, and $20 million (before income taxes), or $.02 per diluted share, in first quarters 2006 and 2005, respectively.

         Results for 2005 also have been adjusted for the Company's election to change its method of accounting for airframe maintenance of Boeing 737-300 and -500 aircraft from the deferral method to the direct expense method. As required by SFAS 154, "Accounting Changes and Error Corrections", the Company has adjusted prior periods to show financial statements as if the direct expense method had been used in all prior years. This adjustment resulted in additional pretax maintenance expense of $5 million for first quarter 2005, which did not result in a material impact to diluted earnings per share.

         The Company has provided a reconciliation (see Supplemental Schedule I) of previously reported results for 2005 to results adjusted for the Company's two accounting changes, which were both effective January 1, 2006.


                                      /more

         Gary C. Kelly, CEO, stated: "We are pleased with the continued and consistent improvement in our earnings performance. Excluding SFAS 133 items, our first quarter 2006 earnings of $64 million were up 49 percent over last year's adjusted earnings of $43 million. Despite soaring energy costs, this represented another quarter of strong earnings growth and a stellar performance by the People of Southwest Airlines.

         "Even though Easter was in April this year (versus March last year), our revenues increased 21.4 percent, or 11.3 percent per available seat mile. Demand for our low fares and high quality Customer Service was strong, resulting in a record first quarter load factor of 69.2 percent, up 3.8 points from first quarter 2005. Thus far, strong load factor and revenue trends have continued in April, and Customer bookings for the remainder of second quarter 2006 are strong.

         "We continued to maintain Low Fare Leadership in America, increasing yields simply to offset ever-higher jet fuel prices. Passenger revenue yields per mile increased 5.4 percent in first quarter 2006 versus the year ago period.

         "As expected, our unit costs increased 10.4 percent in first quarter 2006 due to higher jet fuel costs. Despite a $133 million benefit from our fuel hedging position, our first quarter 2006 jet fuel costs per gallon increased
62.8 percent to $1.46 per gallon. For second quarter 2006, we are over 75 percent hedged with prices capped at $36 per barrel. Based on this hedging position and current market conditions, we expect our second quarter 2006 fuel cost per gallon to be in the $1.45 to $1.50 range. We are over 70 percent hedged for the remainder of 2006 at $36 per barrel; over 60 percent in 2007 at $39 per barrel; over 35 percent in 2008 at $38 per barrel; and about 30 percent in 2009 at $39 per barrel.

         "Excluding fuel, our unit cost performance was in line with our expectations at 6.43 cents and down slightly from the adjusted year ago performance. Once again, the People of Southwest Airlines delivered more, making an efficient airline even more efficient. Although we expect second quarter 2006 unit costs, excluding fuel, to increase from first quarter 2006's 6.43 cents, we are pleased with our cost control efforts. And, thanks to our Employees, we are optimistic we can achieve our full-year 2006 goal of flat year-over-year unit costs, excluding fuel, at 6.48 cents.

         "We recently announced our request for two gates at Washington Dulles International Airport and intention to start service this fall. As our 63rd airport, Dulles represents an exciting opportunity to complement our existing service to the Washington D.C. metro area from Baltimore/Washington International Thurgood Marshall Airport, our fourth largest operation. We are very pleased with the strong Customer response to our


                                      /more
new Denver service, which we commenced on January 3, 2006 and currently offer 20 daily nonstop departures to five cities. We also continue to grow our existing route system, with upcoming service additions to Nashville, Las Vegas, New Orleans, and Philadelphia.

         "Chicago Midway also continues to provide expansion opportunities. In fourth quarter 2005, ATA Airlines, Inc. entered into an agreement in which an investor would provide financing to enable ATA to emerge from bankruptcy. As part of this transaction, in December 2005, we acquired the leasehold rights to four additional gates at Chicago Midway Airport in exchange for a $20 million reduction in our debtor-in-possession (DIP) loan to ATA. Upon ATA's emergence from bankruptcy on February 28, 2006, ATA repaid Southwest in cash the remaining $20 million balance of the DIP loan. In addition, we were relieved of our commitment to purchase $30 million of ATA convertible preferred stock. As part of this agreement, we expanded our codeshare with ATA and will be enhancing our Rapid Rewards program to provide new award destinations via ATA.

         "We are confident about our future growth opportunities as evidenced by our agreement with Boeing today to exercise 79 options for delivery of Boeing 737-700 aircraft in 2007 through 2012, bringing our current firm orders to 140. We also have 116 options, with delivery positions in 2008 through 2012, and 54 purchase rights for delivery through December 31, 2014." (See Supplemental
Schedule IV.)

          For the tenth year in a row, Fortune magazine recognized Southwest Airlines in its annual survey of corporate reputations. Among all industries in 2006, Fortune listed Southwest Airlines as number three among America's Top Ten Most Admired Corporations. The Company was also recently recognized for the seventh consecutive year by Business Ethics magazine as one of the 100 Best Corporate Citizens that excel at serving a variety of stakeholders. Institutional Investor magazine named Southwest Airlines as America's Most Shareholder-Friendly Airline in its survey of investors and analysts. Finally, Southwest Airlines Cargo was recently named "Airline of the Year" by the Express Delivery & Logistics Association, for the second year in a row, marking the sixth consecutive year that the Company has been honored for its excellence in air cargo delivery service.

         Southwest will discuss its first quarter 2006 results on a conference call at 11:30 a.m. Eastern Time today. A live broadcast of the conference call will be available at SOUTHWEST.COM.


                                      /more

              Operating Results (compared to adjusted 2005 results)

         Total operating revenues for first quarter 2006 increased 21.4 percent to $2.02 billion, compared to $1.66 billion for first quarter 2005. Operating income increased 21.0 percent to $98 million from $81 million in first quarter 2005. Excluding the impact of SFAS 133 items, operating income increased 38.6 percent to $115 million from $83 million in first quarter 2005. Revenue passenger miles (RPMs) increased 15.4 percent in first quarter 2006, as compared to a 9.1 percent increase in available seat miles (ASMs), resulting in a 3.8 point increase in load factor to 69.2 percent. The passenger revenue yield per RPM increased 5.4 percent to 12.68 cents from 12.03 cents in first quarter 2005. Operating revenue yield per ASM (RASM) increased 11.3 percent to 9.15 cents from
8.22 cents in first quarter 2005.

         Total first quarter 2006 operating expenses were $1.92 billion, compared to $1.58 billion in first quarter 2005. Operating expenses per ASM
(CASM) for first quarter 2006 increased 11.3 percent to 8.70 cents, compared to
7.82 cents in first quarter 2005. Excluding SFAS 133 items, CASM for first quarter 2006 increased 10.4 percent to 8.62 cents, compared to 7.81 cents for first quarter 2005. CASM, excluding fuel, for first quarter 2006 was down slightly from last year's 6.44 cents.

         Net cash provided by operations for first quarter 2006 was $751 million, which included a $205 million increase in fuel hedge-related collateral deposits. Capital expenditures were $262 million for first quarter 2006. In January 2006, the Company's Board of Directors authorized purchases of up to $300 million of the Company's common stock. As of yesterday, the Company had repurchased 15.4 million shares of common stock for a total of $261 million. The Company ended first quarter 2006 with $2.9 billion in cash and short-term investments. In addition, the Company had a fully available unsecured revolving credit line of $600 million.

         First quarter 2006 "other expenses" of $2 million consisted of $4 million in net interest expense offset by $2 million in "other gains" resulting primarily from SFAS 133 items. Excluding these SFAS 133 items, "other losses" were $11 million for first quarter 2006, consisting primarily of costs associated with the Company's fuel hedging program.

         This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Additional information concerning the factors which could cause actual results to differ materially from the forward-looking statements are contained in the Company's periodic filings with


                                      /more
the Securities and Exchange Commission, including without limitation, the Company's Annual Report on Form 10-K for the year ended 2005 and subsequent filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.


                                      /more

SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(in millions except per share amounts)
(unaudited)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                 ------------------------------------------------
                                                                                        Percent
                                                     2006              2005             Change
                                                 ------------      ------------      ------------

OPERATING REVENUES:
  Passenger                                      $      1,938      $      1,592              21.7
  Freight                                                  35                34               2.9
  Other                                                    46                37              24.3
                                                 ------------      ------------
    Total operating revenues                            2,019             1,663              21.4
OPERATING EXPENSES:
  Salaries, wages, and benefits                           716               660               8.5
  Fuel and oil                                            501               279              79.6
  Maintenance materials and repairs                       104               106              (1.9)
  Aircraft rentals                                         40                43              (7.0)
  Landing fees and other rentals                          120               113               6.2
  Depreciation and amortization                           124               112              10.7
  Other operating expenses                                316               269              17.5
                                                 ------------      ------------
    Total operating expenses                            1,921             1,582              21.4
                                                 ------------      ------------
OPERATING INCOME                                           98                81              21.0
OTHER EXPENSES (INCOME):
  Interest expense                                         34                27              25.9
  Capitalized interest                                    (12)               (9)             33.3
  Interest income                                         (18)               (7)            157.1
  Other (gains) losses, net                                (2)              (19)             n.a.
                                                 ------------      ------------
    Total other expenses (income)                           2                (8)             n.a.
                                                 ------------      ------------

INCOME BEFORE INCOME TAXES                                 96                89               7.9
PROVISION FOR INCOME TAXES                                 35                30              16.7
                                                 ------------      ------------
NET INCOME                                       $         61      $         59               3.4
                                                 ============      ============

NET INCOME PER SHARE:
    Basic                                        $        .08      $        .08
    Diluted                                      $        .07      $        .07

WEIGHTED AVERAGE SHARES OUTSTANDING:
    Basic                                                 803               784
    Diluted                                               836               802


                                      /more

SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS
(unaudited)

                                                                               Three months ended
                                                                                     March 31,
                                                                 ------------------------------------------------
                                                                     2006              2005             Change
                                                                 ------------      ------------      ------------

Revenue passengers carried                                         19,199,483        17,474,557             9.9%
Enplaned passengers                                                22,015,484        19,780,746            11.3%
Revenue passenger miles (RPMs) (000s)                              15,280,497        13,238,009            15.4%
Available seat miles (ASMs) (000s)                                 22,079,458        20,231,599             9.1%
Load factor                                                              69.2%             65.4%            3.8 pts.
Average length of passenger haul (miles)                                  796               758             5.0%
Average aircraft stage length (miles)                                     617               596             3.5%
Trips flown                                                           262,449           249,119             5.4%
Average passenger fare                                           $     100.94      $      91.15            10.7%
Passenger revenue yield per RPM (cents)                                 12.68             12.03             5.4%
Operating revenue yield per ASM (cents)                                  9.15              8.22            11.3%
Operating expenses per ASM (GAAP, in cents)                              8.70              7.82            11.3%
Operating expenses per ASM (economic, in cents)                          8.62              7.81            10.4%
Operating expenses per ASM, excluding fuel (cents)                       6.43              6.44            (0.2)%
Fuel costs per gallon, excluding fuel tax (unhedged)             $      1.863      $      1.409            32.2%
Fuel costs per gallon, excluding fuel tax (GAAP)                 $      1.514      $       .903            67.7%
Fuel costs per gallon, excluding fuel tax (economic)             $      1.462      $       .898            62.8%
Fuel consumed, in gallons (millions)                                      329               307             7.2%
Number of Employees at period-end                                      31,396            30,974             1.4%
Size of fleet at period-end                                               451               424             6.4%


                                      /more

SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

                                                              MARCH 31,       December 31,
                                                                2006              2005
                                                            ------------      ------------

ASSETS
Current assets:
   Cash and cash equivalents                                $      2,600      $      2,280
   Short-term investments                                            320               251
   Accounts and other receivables                                    250               258
   Inventories of parts and supplies, at cost                        158               150
   Fuel hedge contracts                                              705               641
   Prepaid expenses and other current assets                          59                40
                                                            ------------      ------------
       Total current assets                                        4,092             3,620

Property and equipment, at cost:
   Flight equipment                                               10,789            10,592
   Ground property and equipment                                   1,274             1,256
   Deposits on flight equipment purchase contracts                   691               660
                                                            ------------      ------------
                                                                  12,754            12,508
   Less allowance for depreciation and amortization                3,403             3,296
                                                            ------------      ------------
                                                                   9,351             9,212
Other assets                                                       1,280             1,171
                                                            ------------      ------------
                                                            $     14,723      $     14,003
                                                            ============      ============

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                         $        585      $        524
   Accrued liabilities                                             2,361             2,074
   Air traffic liability                                             929               649
   Current maturities of long-term debt                              574               601
                                                            ------------      ------------
       Total current liabilities                                   4,449             3,848

Long-term debt less current maturities                             1,368             1,394
Deferred income taxes                                              1,752             1,681
Deferred gains from sale and leaseback of aircraft                   132               136
Other deferred liabilities                                           257               269
Stockholders' equity:
   Common stock                                                      808               802
   Capital in excess of par value                                  1,024               963
   Retained earnings                                               4,016             4,018
   Accumulated other comprehensive income                          1,009               892
   Treasury stock, at cost                                           (92)               --
                                                            ------------      ------------
        Total stockholders' equity                                 6,765             6,675
                                                            ------------      ------------
                                                            $     14,723      $     14,003
                                                            ============      ============


                                      /more

SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)

                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                       ------------------------------
                                                                           2006              2005
                                                                       ------------      ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                         $         61      $         59
    Adjustments to reconcile net income to
      cash provided by operating activities:
        Depreciation and amortization                                           124               112
        Deferred income taxes                                                    35                30
        Amortization of deferred gains on sale and
          leaseback of aircraft                                                  (4)               (4)
        Share-based compensation expense                                         22                20
        Excess tax benefits from share-based
          compensation arrangements                                             (28)               (6)
        Changes in certain assets and liabilities:
          Accounts and other receivables                                        (13)              (85)
          Other current assets                                                   14               (12)
          Accounts payable and accrued liabilities                              317               593
          Air traffic liability                                                 280               195
        Other                                                                   (57)              (38)
                                                                       ------------      ------------
            Net cash provided by operating activities                           751               864

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment, net                                   (262)             (407)
    Change in short-term investments, net                                       (68)              257
    Payment for assets of ATA Airlines, Inc.                                     --                (6)
    Proceeds from ATA Airlines, Inc. debtor in possession loan                   20                --
    Other investing activities, net                                               1                --
                                                                       ------------      ------------
          Net cash used in investing activities                                (309)             (156)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of long-term debt                                                   --               300
    Proceeds from Employee stock plans                                          107                19
    Payments of long-term debt and capital lease obligations                    (37)             (108)
    Payments of cash dividends                                                   (7)               (7)
    Repurchase of common stock                                                 (214)              (55)
    Excess tax benefits from share-based
      compensation arrangements                                                  28                 6
    Other, net                                                                    1                (3)
                                                                       ------------      ------------
           Net cash provided by (used in) financing activities                 (122)              152
                                                                       ------------      ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                            320               860
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                              2,280             1,048
                                                                       ------------      ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                             $      2,600      $      1,908
                                                                       ============      ============


                                      /more

SOUTHWEST AIRLINES CO.
SUPPLEMENTAL SCHEDULE I
RECONCILIATION OF PREVIOUSLY REPORTED AMOUNTS TO ADJUSTED AMOUNTS
AND TO NON-GAAP ITEMS (SEE NOTE)
(in millions, except per share amounts)
(unaudited)

                                                                                              2005
                                                                   -----------------------------------------------------------
                                                                                Three months ended                  Year ended
                                                                   ---------------------------------------------    ----------
                                                                   March 31    June 30      Sept 30      Dec 31       Dec 31
                                                                   --------    -------     --------     --------     ---------
NET INCOME, AS PREVIOUSLY REPORTED                                 $    76      $ 159      $   227      $    86      $   548
Less:  impact of SFAS 123R (Salaries, wages, and benefits) (1)         (20)       (18)         (19)         (23)         (80)
Less:  impact of change in maintenance accounting

  (Maintenance materials and repairs)                                   (5)        (4)          (6)          --          (15)

Add:  Income tax benefit from accounting changes (2)                     8          7            8            7           31
                                                                   --------    -------     --------     --------     ---------
NET INCOME - ADJUSTED (GAAP BASIS)                                 $    59      $ 144      $   210      $    70      $   484

Add/(Deduct): non-GAAP adjustments                                     (16)         2          (55)          11          (59)
                                                                   --------    -------     --------     --------     ---------
NET INCOME - ADJUSTED (ECONOMIC BASIS)                             $    43      $ 146      $   155      $    81      $   425
                                                                   ========    =======     ========     ========     =========

WEIGHTED-AVERAGE SHARES OUTSTANDING, DILUTED, AS
  PREVIOUSLY REPORTED                                                  812        811          810          823          814

Less:  impact of SFAS 123R (1)                                         (10)        (9)          (8)          (7)          (8)
                                                                   --------    -------     --------     --------     ---------
WEIGHTED-AVERAGE SHARES OUTSTANDING, DILUTED - ADJUSTED                802        802          802          816          806
                                                                   ========    =======     ========     ========     =========

NET INCOME PER SHARE, BASIC, AS PREVIOUSLY REPORTED                $   .10      $ .20      $   .29      $   .11      $   .70
Less: impact of SFAS 123R, net of tax (1)                             (.02)      (.02)        (.01)        (.02)        (.08)

Less: impact of maintenance accounting change, net of tax               --         --         (.01)          --         (.01)
                                                                   --------    -------     --------     --------     ---------
NET INCOME PER SHARE, BASIC - ADJUSTED (GAAP BASIS)                $   .08      $ .18      $   .27      $   .09      $   .61
Add/(Deduct): non-GAAP adjustments                                    (.02)       .01         (.07)         .01         (.07)
                                                                   --------    -------     --------     --------     ---------
NET INCOME PER SHARE, BASIC - ADJUSTED (ECONOMIC BASIS)            $   .06      $ .19      $   .20      $   .10      $   .54
                                                                   ========    =======     ========     ========     =========

NET INCOME PER SHARE, DILUTED, AS PREVIOUSLY REPORTED              $   .09      $ .20      $   .28      $   .10      $   .67
Less: impact of SFAS 123R, net of tax (1)                             (.02)      (.02)        (.02)        (.01)        (.06)

Less: impact of maintenance accounting change, net of tax               --         --           --           --         (.01)
                                                                   --------    -------     --------     --------     ---------
NET INCOME PER SHARE, DILUTED - ADJUSTED (GAAP BASIS)              $   .07      $ .18      $   .26      $   .09      $   .60

Add/(Deduct): non-GAAP adjustments                                    (.02)        --         (.07)         .01         (.07)
                                                                   --------    -------     --------     --------     ---------
NET INCOME PER SHARE, DILUTED - ADJUSTED (ECONOMIC BASIS)          $   .05      $ .18      $   .19      $   .10      $   .53
                                                                   ========    =======     ========     ========     =========

(1) The adjustments to prior years from the adoption of SFAS 123R differ from the amounts disclosed in previous years' financial statements due to the treatment of the assumed impact of profitsharing expense. In prior periods, the Company's disclosures have reflected share-based compensation expense net of applicable profitsharing expense, due to the fact that if share-based compensation expense had been recorded, Company profitsharing contributions would have been reduced. However, although the Company has elected to adjust prior period financial statements, the Company's Profitsharing Plan precludes the Company from changing prior years' profitsharing contributions made or accrued. The profitsharing amount related to 2005 was $12 million, or $3 million per quarter. On a per share basis for 2005, the $12 million resulted in a difference of $.02, both basic and diluted.

(2) Tax impact related to the SFAS 123R accounting change was $6 million in the first three quarters of 2005 and $7 million in fourth quarter 2005. The remaining tax impact related to the maintenance accounting change.

                                      /more

SOUTHWEST AIRLINES CO.
SUPPLEMENTAL SCHEDULE II
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (SEE NOTE)
(in millions, except per share amounts)
(unaudited)

                                                                                    THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                              --------------------------------
                                                                                                      Percent
                                                                               2006       2005        Change
                                                                              ------     ------       --------
FUEL AND OIL EXPENSE - UNHEDGED                                               $ 617      $ 434
Less: fuel hedge gains included in fuel and oil expense                        (116)      (155)
                                                                              ------     ------
GAAP FUEL AND OIL EXPENSE, AS REPORTED                                          501        279        79.6
Add/(Deduct): impact from settled contracts
  included in Other (gains) losses, net                                          10         (4)
Add/(Deduct): fuel contract impact recognized in earnings
  in prior periods for contracts settling in the current period                 (27)         2
                                                                              ------     ------
FUEL AND OIL EXPENSE - ECONOMIC BASIS                                         $ 484      $ 277        74.7
                                                                              =======    ======

OPERATING INCOME, AS REPORTED                                                 $  98      $  81
Add/(Deduct): impact from settled contracts
  included in Other (gains) losses, net                                         (10)         4
Add/(Deduct): fuel contract impact recognized in earnings
  in prior periods for contracts settling in the current period                  27         (2)
                                                                              ------     ------
OPERATING INCOME - ECONOMIC FUEL BASIS                                        $ 115      $  83        38.6
                                                                              =======    ======

OTHER (GAINS) LOSSES, NET, AS REPORTED                                        $  (2)     $ (19)
Add/(Deduct): Mark-to-market impact from fuel contracts
  settling in future periods                                                     40         10
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods       (17)        13
Add/(Deduct): impact from settled contracts
  included in Other (gains) losses, net                                         (10)         4
                                                                              ------     ------
OTHER (GAINS) LOSSES, NET - ECONOMIC FUEL BASIS                               $  11      $   8        n.a.
                                                                              =======    ======

NET INCOME, AS REPORTED                                                       $  61      $  59
Add/(Deduct): Mark-to-market impact from fuel contracts
  settling in future periods                                                    (40)       (10)
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods        17        (13)
Add/(Deduct): fuel contract impact recognized in earnings
  in prior periods for contracts settling in the current period                  27         (2)

Income tax impact of unrealized items                                            (1)         9
                                                                              ------     ------
NET INCOME - ECONOMIC FUEL BASIS                                              $  64      $  43        48.8
                                                                              =======    ======

NET INCOME PER SHARE, DILUTED, AS REPORTED                                    $ .07      $  .07
Add/(Deduct): impact of fuel contracts, net of income taxes                     .01       (.02)
                                                                              ------     ------
NET INCOME PER SHARE, DILUTED - ECONOMIC FUEL BASIS                           $ .08      $ .05        60.0
                                                                              =======    ======

Note regarding use of non-GAAP financial measures
The non-GAAP items referred to in this news release are provided as supplemental information, and should not be relied upon as alternative measures to Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include items calculated by the Company on an "economic" basis, which excludes certain unrealized items that are recorded as a result of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", as amended. The unrealized items consist of gains or losses for derivative instruments that will settle in future accounting periods or gains or losses that have been recognized in prior period results, but which have settled in the current period. This includes ineffectiveness, as defined, for future period instruments and the change in market value for future period derivatives that no longer qualified for special hedge accounting, as defined in SFAS 133.

The Company's management utilizes both the GAAP and the non-GAAP results in this news release to evaluate the Company's performance and believes that comparative analysis of results can be enhanced by excluding the impact of the unrealized items. Management believes in certain cases, the Company's GAAP results are not indicative of the Company's operating performance for the applicable period, nor should they be considered in developing trend analysis for future periods. In addition, since fuel expense is such a large part of the Company's operating costs and is subject to extreme volatility, the Company believes it is useful to provide investors with the Company's true economic cost of fuel for the periods presented, based on cash settlements from hedging activities, but excluding the unrealized impact of hedges that will settle in future periods or were recognized in prior periods.

                                      /more

SOUTHWEST AIRLINES CO.
SUPPLEMENTAL SCHEDULE III
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (AS ADJUSTED - SEE NOTE ON SCHEDULE II)
(in millions, except per share amounts)
(unaudited)


                                                                                                   2005
                                                                            ----------------------------------------------------
                                                                                    Three months ended
                                                                            --------------------------------------    Year ended
                                                                              June 30      Sept 30        Dec 31        Dec 31
                                                                            ----------    ----------    ----------    ----------

FUEL AND OIL EXPENSE - UNHEDGED                                             $      526    $      613    $      660    $    2,234
Less: fuel hedge impact included in fuel and oil expense                          (196)         (276)         (265)         (892)
                                                                            ----------    ----------    ----------    ----------
GAAP FUEL AND OIL EXPENSE, AS REPORTED                                             330           337           395         1,342
Add/(Deduct): impact from settled contracts
  included in Other (gains) losses, net                                              5           (22)            5           (24)
Add/(Deduct): fuel contract impact recognized in earnings
  in prior periods for contracts settling in the current period                     (5)            3             2            10
                                                                            ----------    ----------    ----------    ----------
FUEL AND OIL EXPENSE - ECONOMIC BASIS                                       $      330    $      318    $      402    $    1,328
                                                                            ==========    ==========    ==========    ==========

OPERATING INCOME, AS REPORTED (ADJUSTED)                                    $      256    $      248    $      140    $      725
Add/(Deduct): impact from settled contracts
  included in Other (gains) losses, net                                             (5)           22            (5)           24
Add/(Deduct): fuel contract impact recognized in earnings
  in prior periods for contracts settling in the current period                      5            (3)           (2)          (10)
                                                                            ----------    ----------    ----------    ----------
OPERATING INCOME - ECONOMIC FUEL BASIS (ADJUSTED)                           $      256    $      267    $      133    $      739
                                                                            ==========    ==========    ==========    ==========

OTHER (GAINS) LOSSES, NET, AS REPORTED                                      $       11    $     (104)   $       22    $      (90)
Add/(Deduct): Mark-to-market impact from fuel contracts
  settling in future periods                                                         2            73            (8)           77
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods            1            14           (11)            9
Add/(Deduct): impact from settled contracts
  included in Other (gains) losses, net                                             (5)           22            (5)           24
                                                                            ----------    ----------    ----------    ----------
OTHER (GAINS) LOSSES, NET - ECONOMIC FUEL BASIS                             $        9    $        5    $       (2)   $       20
                                                                            ==========    ==========    ==========    ==========

NET INCOME, AS REPORTED (ADJUSTED)                                          $      144    $      210    $       70    $      484
Add/(Deduct): Mark-to-market impact from fuel contracts
  settling in future periods                                                        (2)          (73)            8           (77)
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods           (1)          (14)           11            (9)
Add/(Deduct): fuel contract impact recognized in earnings
  in prior periods for contracts settling in the current period                      5            (3)           (2)          (10)
Income tax impact of unrealized items                                               --            35            (6)           37
                                                                            ----------    ----------    ----------    ----------
NET INCOME - ECONOMIC FUEL BASIS (ADJUSTED)                                 $      146    $      155    $       81    $      425
                                                                            ==========    ==========    ==========    ==========

NET INCOME PER SHARE, DILUTED, AS REPORTED (ADJUSTED)                       $      .18    $      .26    $      .09    $      .60
Add/(Deduct): impact of fuel contracts, net of income taxes                         --          (.07)          .01          (.07)
                                                                            ----------    ----------    ----------    ----------
NET INCOME PER SHARE, DILUTED - ECONOMIC FUEL BASIS (ADJUSTED)              $      .18    $      .19    $      .10    $      .53
                                                                            ----------    ----------    ----------    ----------


                                      /more

SOUTHWEST AIRLINES CO
SUPPLEMENTAL SCHEDULE IV
BOEING 737-700 DELIVERY SCHEDULE


                                            PURCHASE
                FIRM          OPTIONS        RIGHTS
            ------------   ------------   ------------

2006                  33*
2007                  36
2008                  30              6
2009                  18             18
2010                  10             32
2011                  10             30
2012                  10             30
2008-2014             --             --             54
            ------------   ------------   ------------
                     147            116             54
            ============   ============   ============


*Includes six aircraft delivered in first quarter and one aircraft delivered thus far in April


                                      /more